INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT

This Intellectual Property Assignment and License Agreement (this "Agreement") is made and entered into this 14th day of March, 2012 (the "Effective Date") by and between Preferred Apartment Advisors, LLC ("Licensor") and Preferred Apartment Communities, Inc. ("Licensee").

W I T N E S S E T H:

WHEREAS, the parties acknowledge that they are affiliated and related companies that are entering into this Agreement to memorialize an arrangement and agreement between them in existence as of the Effective Date with respect to the chain of title, ownership and licensing of certain intellectual property;

WHEREAS, the parties acknowledge that part of the Intellectual Property (later defined) was owned by the Licensee prior to the Effective Date and was assigned to the Licensor, and all other Intellectual Property created or owned thereafter by Licensee was and is hereby assigned to Licensor; and

WHEREAS, Licensor now desires to memorialize its grant to Licensee, of a right and license to use the Intellectual Property, subject to the limitations provided herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and in order for the parties to perform their respective obligations and enjoy their rights under the Management Agreement (as defined below) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  ASSIGNMENT OF INTELLECTUAL PROPERTY. Licensee does hereby, unconditionally and irrevocably assign, transfer and convey unto the Licensor, and confirms its past assignment, transfer and conveyance of, all Intellectual Property, effective as of the Effective Date . Any Intellectual Property created by Licensee in the future, shall be automatically assigned to Licensor and be licensed back to Licensee in accordance with this Agreement. The Licensee will upon request of the Licensor, at no extra cost to Licensor, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be requested by the Licensor to carry out the intent of this Agreement or to otherwise perfect, record, confirm, or enforce Licensor’s rights in and to the Intellectual Property.

2.                  LICENSE OF INTELLECTUAL PROPERTY.

2.1              Licensor hereby grants to Licensee, as of the Effective Date and subject to the terms and conditions hereinafter contained, a worldwide, fully-paid, royalty-free, non-exclusive right and license to use all (i) copyrightable materials (including relevant logos and marketing materials) (the "Copyrights") and (ii) Trade Secrets, owned by Licensor, regardless of when such rights were created (collectively, the "Intellectual Property") for the internal operation of Licensee’s business and to enable Licensee to perform its obligations and enjoy its rights under the Management Agreement (as hereinafter defined). As used herein "Trade Secrets" shall include all technical or non-technical data, a formula, a pattern, a compilation, a program, a method, a technique, a process, financial data, product plans, software programs (including the object and source code thereto) or a list (whether in written form or otherwise) of actual or potential customers, which is not commonly known by or available to the public and which information (A) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.2              The Intellectual Property contemplated hereunder, shall include (i) any amendments, modifications and supplements thereto (ii) any new Intellectual Property developed by the Licensee during the term of this Agreement and (iii) any new Intellectual Property developed by the Licensor during the term of this Agreement, to which Licensor provides Licensee with use or access.

2.3              The parties hereby specifically acknowledge the exclusion of Licensee’s trademarks from the Intellectual Property license granted hereunder, as such rights are addressed in a separate written agreement between the parties.

3.                  TERM AND TERMINATION.

3.1              This Agreement shall be deemed to begin on the Effective Date and automatically terminate upon termination of that certain Management Agreement by and among Licensor, Licensee and PAC Operating Partnership, LLP, dated November 19, 2010 (the "Management Agreement").

3.2              Either party shall have the right to terminate this Agreement upon the material breach of this Agreement by the other party, which remains uncured more than thirty (30) days after receipt of written notice of such breach.

3.3              Either party shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice to the other party.

3.4              The parties may mutually agree in writing to terminate this Agreement.

3.5              The exercise of any right of termination under this Section shall not affect any rights which have accrued prior to termination, and shall be without prejudice to any other legal or equitable remedies to which the terminating party may be entitled.

4.                  OWNERSHIP AND RESTRICTIONS.

4.1              Licensee acknowledges that this Agreement conveys only the license expressly set forth herein, and that it acquires no ownership rights in or to the Intellectual Property.

4.2              While this Agreement is still in effect, Licensee agrees to use the Intellectual Property only in the form and manner and with appropriate proprietary legends as prescribed from time to time by Licensor, and will not use any other copyrighted material or other intellectual property in combination with the Intellectual Property without the prior consent of Licensor.

4.3              Licensee hereby acknowledges Licensor’s right, title and interest in and to the Intellectual Property and Licensor’s exclusive right to use, register and license the use of the Intellectual Property and agrees not to claim or assert any (i) title to nor attempt to register the Intellectual Property anywhere in world or (ii) right to use the Intellectual Property, except to the extent expressly permitted by this Agreement.

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4.4              Any and all goodwill arising from Licensee’s use or sublicensing of the Intellectual Property shall inure solely to the benefit of Licensor, and Licensee shall not, nor permit any one else, to take any action that could be detrimental to the goodwill associated with the Intellectual Property.

4.5              Notwithstanding any other provision herein, Licensee shall not, without the consent of the Licensor, (i) distribute or share any of the Intellectual Property with a third party; or (ii) modify, edit, or otherwise alter the Intellectual Property, including any of the Copyrights.

5.                  INFRINGEMENT OR OTHER CLAIMS AGAINST THIRD PARTIES. While the Agreement is still in effect, Licensee shall notify Licensor promptly of any unauthorized use of the Intellectual Property by others of which Licensee becomes aware. Licensor shall thereafter, have the sole right, at Licensee’s expense, to make any demand or bring any action on account of any such unauthorized use. Licensee shall cooperate fully with Licensor, as Licensor may reasonably request, in connection with any such action or demand brought by Licensor in accordance with this Agreement. Licensee shall directly pay all costs and expenses associated with such action or demand.

6.                  MUTUAL REPRESENTATIONS AND WARRANTIES. Each party hereby represents, warrants and covenants to the other that:

6.1              It is a business entity duly organized and validly existing under the laws of its jurisdiction of incorporation and that it has the power to execute, deliver, and perform its obligations under this Agreement.

6.2              It has all applicable powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

6.3              The execution, delivery and performance of this Agreement by it has been authorized by all necessary corporate action; and

6.4              To each party’s knowledge, the execution, delivery and performance of this Agreement by it does not and will not (i) violate its organizational documents, (ii) violate any applicable law, judgment, injunction, order or decree, or (iii) require any notice or consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of it or to a loss of any benefit to which it is entitled under any agreement or other instrument binding upon it or any license, franchise, permit or other similar authorization held by it.

7.                  INDEMNIFICATION.

7.1              Each party shall indemnify, defend and hold the other party, its affiliates and their officers, directors, employees, agents, independent contractors and representatives harmless from and against all damages, costs, expenses, and liabilities, including, without limitation, reasonable attorneys fees and expenses, (collectively "Losses") arising from claims, allegations or actions of third parties resulting from the Indemnifying Party’s (i) breach of any representations, warranties or obligations of this Agreement (ii) alleged negligence, recklessness or willful misconduct or (iii) alleged violation of law.

7.2              Licensee shall indemnify, defend and hold Licensor harmless from and against any allegation, claim or action by a third party based on the operation of Licensee’s business or use of the Intellectual Property.

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8.                  LIABILITY LIMITATIONS. NEITHER PARTY SHALL BE RESPONSIBLE TO THE OTHER PARTY WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE FOR INCIDENTAL, SPECIAL, INDIRECT, OR CONSEQUENTIAL LOSS OR DAMAGE.

9.                  CONFIDENTIALITY. The Licensee covenants and agrees that:

9.1              Licensee shall hold in confidence and not directly or indirectly use, copy, reveal, report, publish, disclose or transfer any of the Proprietary Information (defined below) to any person or entity except as necessary for Licensee to carry out its obligations or exercise its rights under this Agreement, or the Management Agreement, or utilize any of the Proprietary Information for any purpose not explicitly authorized hereunder, except that Licensee may disclose the Proprietary Information to its employees, consultants, agents, and financial and legal advisors (hereinafter "Consultants"), provided such Consultants have a need to know and have agreed to keep the Proprietary Information confidential. The limitations contained in this Section 9 shall continue (i) with regard to Confidential Information (defined below), for the duration of this Agreement and for three (3) years thereafter, and (ii) with regard to the Trade Secrets, for so long as such information retains its status as a trade secret.

9.2              In the event Licensee becomes legally compelled to disclose any of the Proprietary Information, Licensee will provide to Licensor prompt notice so that Licensor may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or compliance with the provisions of this Agreement is waived, Licensee will furnish only that portion of the Proprietary Information which is legally required.

9.3              The covenants and agreements contained in this Section 9 shall inure to the benefit of, and may be enforced by, the successors and assigns of each party and shall survive any termination of this Agreement, whether such termination is at the instance of either party, and regardless of the reasons therefore. The protection afforded hereunder is in addition to and does not replace any prior confidentiality or nondisclosure obligation of one party to the other.

As used herein "Confidential Information" shall mean any data or information other than the Trade Secrets, without regard to form, that is of value to Licensor and is not generally known to competitors of Licensor, which may include information relating to its customers. Confidential Information also includes any information contemplated hereunder which Licensor obtains from another party which Licensor treats as proprietary or designates as confidential information, whether or not owned or developed by Licensor.

As used herein "Proprietary Information" shall mean the Trade Secrets and Confidential Information collectively; provided that Proprietary Information shall not include any materials or information that: (A) are or become publicly known or generally utilized by others engaged in the same business or activities in which Licensor utilized, developed or otherwise acquired such information; or (B) are known to Licensee prior to Licensor’s disclosure pursuant to this Agreement, not having been obtained from Licensor, and are evidenced by Licensee’s written records prepared prior to the date of this Agreement; (C) are furnished to others by Licensor with no restriction on disclosure or (D) are independently developed. Failure to mark any of the Proprietary Information as confidential shall not affect its status as Proprietary Information under this Agreement.

10.              SUB-CONTRACTOR CONFIDENTIALITY. Subject to the applicable provisions of Section 3.5 herein, If Licensee shall appoint any sub-contractor then Licensee may, to the extent necessary, disclose the Proprietary Information to such sub-contractor subject to such sub-contractor giving Licensee an undertaking in similar terms to the provisions of Section 9.

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11.              REASONABLENESS; REMEDIES. In the event either party is in breach, or threatens to breach any covenants of this Agreement, the parties acknowledge and agree that the other party would be greatly damaged and such damage(s) will be irreparable and difficult to quantify; therefore, such aggrieved party may apply for injunctive or other equitable relief to restrain such breach or threat of breach, without impairing, invalidating, negating or voiding such party’s rights to relief in either law or equity. In the event that any or all of the covenants hereunder are determined by the court of competent jurisdiction to be invalid or unenforceable, by reason that the breadth of restrictions is too great, or for any other reason, these covenants shall be modified and interpreted to the maximum extent to which they may be enforceable.

12.              MISCELLANEOUS.

12.1          This Agreement may not be transferred or assigned by either party, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

12.2          The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

12.3          The parties acknowledge and agree that during the term of the Agreement, Licensor shall be deemed to be an intended and named third party beneficiary of any permitted sublicense agreements between Licensee and any sublicensees.

12.4          The parties invoke the laws of the State of Georgia, USA, regarding the protection of their rights and enforcement of their obligations hereunder, and they mutually stipulate and agree that this Agreement is in all respects (including but not limited to, all matters of interpretation, validity, performance and the consequences of breach and termination) to be exclusively construed, governed and enforced in accordance with the internal laws of the State of Georgia, USA, excluding all conflict of laws rules, as from time to time amended and in effect. Any action related to or arising out of this Agreement shall be brought solely in a court of competent jurisdiction in the state of Georgia, Cobb County, and the parties irrevocably commit to the jurisdiction of said courts.

12.5          The headings and captions used in this Agreement are for convenience of reference only and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

12.6          All notices under this Agreement required to be given hereunder shall be given in writing and shall be delivered either by hand, by nationally recognized overnight courier, fees pre-paid by sender, or by facsimile or email (with confirmation copy sent by U.S. Mail) addressed to the receiving party. Any such notice shall be deemed delivered upon the earlier of actual receipt or three (3) days after deposit of such notice, properly addressed and delivery fees paid, with the overnight courier, or at the time of delivery by facsimile or email if such delivery is made by 5:00 o’clock p.m. and, if not, as of 8:00 o’clock a.m. (local time of the receiving party) on the next following business day.

12.7          Neither party shall be responsible for any delay or failure in performing any part of this Agreement when it is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, act or omission of carriers or other similar causes beyond its control.

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12.8          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed for all purposes to constitute one and the same instrument.

12.9          The parties hereto acknowledge and agree that any Sections which by their nature are intended to survive the termination of this Agreement shall so survive, including Sections 3.5, 4, 7, 8, 9, 10, 11 and 11.

12.10      Each party is responsible for complying with all laws applicable to their performance under this Agreement, including any restrictions under import and export laws.

12.11      This Agreement, including the recitals hereto, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and supersedes any prior agreements or understandings, whether oral or written, between the parties with respect to such subject matter.

12.12      No amendment or waiver of this Agreement or any provision hereof shall be effective unless in a writing signed by both of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

LICENSOR: PREFERRED APARTMENT ADVISORS, LLC

/s/ John A. Williams
By: John A. Williams
Its: President and Chief Executive Officer

LICENSEE: PREFERRED APARTMENT COMMUNITIES, INC.

/s/ John A. Williams
By: John A. Williams
Its: President and Chief Executive Officer

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